UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2025

SKKYNET CLOUD SYSTEMS, INC
(Exact name of registrant as specified in its charter)

Nevada	000-54747	45-3757848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentria Road, Suite 302, Mississauga, Ontario, Canada	L5N 2X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 702-7851

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 2, 2025, the Board of Directors (“the Board”) of Skkynet Cloud Systems, Inc. (“the Company”) appointed Mr. Lee Tedstone as a new Director of the Board, effective immediately.  Mr. Tedstone will serve as a Director of the Board until the Company’s next annual meeting of stockholders.  Mr. Tedstone is a veteran business leader, and he brings significant experience to the Board as it plans its future areas of business.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1*	December 3, 2025 Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL)

__________

* furnished herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS INC.

/s/ Paul Thomas
Paul Thomas
President

Date: December 3, 2025

3